COMMON STOCK

NUMBER

OMER 001

INCORPORATED UNDER THE LAWS
OF THE STATE OF WASHINGTON

JUNE 16, 1994
WASHINGTON STATE

OMEROS
CORPORATION

COMMON STOCK

SHARES

SEE REVERSE FOR
CERTAIN DEFINITIONS

CUSIP 682143 102

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF,

OMEROS CORPORATION

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate shall not be valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

PRESIDENT

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

OMEROS CORPORATION

The Corporation will furnish to any shareholder upon request and without charge the designations, relative rights, preferences and limitations applicable to each class of stock of the Corporation and the variations in rights, preferences and limitations determined for each series of stock of the Corporation, and the authority of the Board of Directors to determine variations for future series of stock of the Corporation. The request shall be made to the Corporation's Secretary at the principal office of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in common

TEN ENT- as tenants by the entireties

JT TEN- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT- ______________ Custodian ______________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ______________________________
(State)

UNIF TRF MIN ACT- ____________ Custodian (until age __________)
(Cust)
______________ under Uniform Transfers
(Minor)
to Minors Act ______________________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ____ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

____

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

____

____

____ shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer said stock on the books of the within named Association with full power of substitution in the premises.

Dated______________________

Notice: ____

The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed

By ____

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature guarantee medallion program) pursuant to S.E.C. Rule 17Ad.